                                                                    Exhibit 2(2)
                           DATED 3rd November, 1995


                             RIBALTA HOLDINGS, INC.

                                   as Vendor


                                    - and -


                           FOUNTAIN OIL, INCORPORATED

                                  as Purchaser


                                    - and -


                               JOHN RICHARD TAIT

                                  as Warrantor

                 --------------------------------------------

                            SUPPLEMENTAL AGREEMENT
                      relating to the sale and purchase of
                        all the issued share capital of
                         GASTRON INTERNATIONAL LIMITED

                 --------------------------------------------


                               MARRIOTT HARRISON
                             12 Great James Street
                                London WC1N 3DR

                              Tel:  0171 209 2000
                              Fax:  0171 209 2001

                              (Ref DJFI DJ51030B)
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AGREEMENT  dated 3rd November, 1995

BETWEEN:-

(1) RIBALTA HOLDINGS, INC. of P.O. Box 438, Tropic Isle Building, Road Town, Tortola, British Virgin Islands ("the Vendor");

(2) FOUNTAIN OIL, INCORPORATED, a corporation organised under the laws of the state of Delaware USA of 1400 Broadfield, suite 200, Houston, Texas 77084 United States of America ("the Purchaser"); and

(3) JOHN RICHARD TAIT of 934 Moyle Circle, Alpine UT-84004 Utah, United States of America ("the Warrantor").

WHEREAS:-

(A) By an Agreement dated 10th August, 1995 made between the Vendor (1), the Purchaser (2) and the Warrantor (3) ("Agreement") the Vendor agreed, subject to certain conditions, to sell to the Purchaser the entire issued share capital of Gastron International Limited ("the Company").

(B) The parties hereto wish to enter into this Supplemental Agreement to amend the terms of the Agreement as set out below.

NOW IT IS HEREBY AGREED as follows:-

1. CONSIDERATIONS

   In consideration of the mutual promises set out herein, the parties hereto agree that, notwithstanding the satisfaction or waiver of any of the other conditions contained in the Agreement, no cash consideration shall be payable to the Vendor until Mostrangas JSC has paid to Intergas JSC the sum of US$1,800,000,000 as set out in condition 4.2(e) of the Agreement. Subject to such payment having been made by Mostrangas, and subject to the satisfaction or waiver of all other conditions contained in the Agreement, the Purchaser will pay to the Vendor, within seven days of such payment, the sum of US$500,000 as set out in Clause 5.1 of the Agreement.

2. CONTINUATION OF AGREEMENT

   The parties hereto hereby confirm that, save as set out in Clause 1 above, the Agreement shall continue in full force and effect between them.

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3.  COSTS

    Each party shall pay its own legal and other professional charges and expenses incurred in connection with this Supplemental Agreement.

4.  PROPER LAW AND JURISDICTION

4.1 This Supplemental Agreement shall be governed by and construed in accordance with English Law.

4.2 Each of the parties agrees to submit to the non-exclusive jurisdiction of the English Courts as regards any claims or matter arising from, or in connection with, this Supplemental Agreement.

4.3 The Vendor and the Warrantor each hereby irrevocably appoints Intergro Finance (UK) Limited, Cannon Bridge, 25 Dowgate Hill, London, EC4R 2AT, United Kingdom as its agent to accept service on its behalf in respect of this Supplemental Agreement.

AS WITNESS whereof this agreement has been entered into the day and year first above written.

                                       3
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SIGNED by                                  )
Miss Linda Fok Pui Ling representing       )  /s/Linda Fok Pui Ling
Padnall Enterprises Limited for and        )
on behalf of                               )
RIBALTA HOLDINGS, INC.                     )
in the presence of:- /s/Florence P.M. Tang )
     FLORENCE P.M. TANG
     Rooms 12-14, Ist Floor,
     New Henry House,
     10 Ice House Street,
     Hong Kong,
     Assistant Manager

SIGNED by /s/Oistein Nyberg                )
Mr. Oistein Nyberg                         )
Director for and on behalf of              )
FOUNTAIN OIL, INCORPORATED                 )
in the presence of:-                       )



SIGNED by the said                         )
JOHN RICHARD TAIT                          )  /s/John Richard Tait
in the presence of:- /s/Tyler Tait         )


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